Exhibit 5.2

August 24, 2026

Ameren Illinois Company

10 Richard Mark Way

Collinsville, Illinois 62234

Ladies and Gentlemen:

Ameren Illinois Company, an Illinois corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (Registration No. 333-297949-01) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of an indeterminate amount of securities, which became effective on August 4, 2026. On August 24, 2026, the Company issued and sold $400,000,000 principal amount of its 5.50% First Mortgage Bonds due 2036 (the “Bonds”) under the Company’s General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992, executed by the Company to The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore amended and supplemented by various supplemental indentures, and as now being further amended and supplemented by a supplemental indenture, dated as of August 1, 2026 (as so amended and supplemented pursuant to the terms thereof, the “Mortgage”).

In connection with the issuance and sale of the Bonds by the Company, we have reviewed originals (or copies certified or otherwise identified to our satisfaction) of (1) the Registration Statement; (2) a prospectus dated August 4, 2026 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated August 17, 2026 (the “Prospectus Supplement”) relating to the Bonds, both such Base Prospectus and Prospectus Supplement filed pursuant to Rule 424 under the Securities Act; (3) the Company’s Restated Articles of Incorporation and Bylaws, as amended, each as in effect on the date hereof; (4) the Mortgage; (5) a specimen of the Bonds; and (6) corporate and other documents, records and papers and certificates of public officials. In addition, we have reviewed such other documents and materials as we have deemed necessary or appropriate for purposes of this opinion. In connection with such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in such original documents. We have relied upon a certificate of the Trustee as to the authentication and delivery of the Bonds under the Mortgage.

On the basis of such review, we are of the opinion that the Bonds are valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting mortgagees’ and other creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

Morgan, Lewis & Bockius LLP

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

Ameren Illinois Company

August 24, 2026

This opinion is limited to the laws of the States of New York and Illinois and the federal laws of the United States of America insofar as they bear on the matters covered hereby. As to all matters of Illinois law, we have relied, with your consent, upon an opinion letter dated the date hereof rendered to you by David M. Feinberg, Esq., Executive Vice President, General Counsel and Secretary of the Company. As to all matters of New York law, Mr. Feinberg is authorized to rely upon this opinion as if it were addressed to him.

We hereby consent to the reference to us under the heading “Legal Matters” in each of the Base Prospectus and the Prospectus Supplement, to the references to us in the Registration Statement, including under the heading “Legal Matters” in the Base Prospectus, and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about the date hereof, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP